SCHEDULE 14C INFORMATION
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X]      Filed by Registrant
[ ]      Filed by Party other than the Registrant

[ ]      Preliminary Information Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                           LOMBARDIA ACQUISITION CORP.

                  (Name of Registrant As Specified In Charter)

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)       Title of each class of securities to which transaction applies:


2)       Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


4)       Proposed maximum aggregate value of transaction:


5)       Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:


2)       Form, Schedule or Registration Statement No.:


3)       Filing Party:


4)       Date Filed:

                           LOMBARDIA ACQUISITION CORP.
                        707 Westchester Avenue, Suite 213
                          White Plains, New York 10604
                                 (914) 949-5500



                             -----------------------

                              INFORMATION STATEMENT
                             -----------------------

                                 APRIL 17, 2003

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THIS COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL

     This information statement is first being mailed on or about April 17, 2003 to stockholders of record as of the close of business on April 16, 2003 (the "record date") of our common stock, par value $.001 per share, in connection with the amendment of our certificate of incorporation to:

     o increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares, and

     o   change our corporate name to Debt Resolve, Inc.

     Our board of directors has approved, and eight stockholders (the "consenting stockholders"), representing 19,809,000 shares out of a total of 20,000,000 shares of our outstanding common stock as of the record date, have consented in writing to the actions described above. This approval and consent constitute the approval and consent of a majority of the total number of shares of our outstanding common stock and are sufficient under the Delaware General Corporation Law and our by-laws to approve these actions. Accordingly, the above actions will not be submitted to our other stockholders for a vote and this information statement is being furnished to our other stockholders to inform them of the actions in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     FOR ADDITIONAL INFORMATION ABOUT LOMBARDIA ACQUISITION CORP., REFERENCE IS MADE TO OUR ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORTS ON FORM 10-QSB, COPIES OF WHICH CAN BE OBTAINED BY REQUEST TO THIS COMPANY OR FROM THE SEC'S WEBSITE AT WWW.SEC.GOV.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK

     Our board of directors has unanimously adopted and the consenting stockholders have approved an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

     As of April 16, 2003, there were 20,000,000 shares of common stock outstanding. We are presently offering in a private placement to management and other accredited investors shares of our common stock. If the offering is completed, an additional 6,600,000 shares of common stock would become issuable, resulting in an excess over our presently authorized number of shares of common stock.

     Our board of directors has deemed it advisable and in the best interests of Lombardia to amend article IV of our certificate of incorporation to increase the number of authorized shares of common stock to 50,000,000 shares. The purpose of the increase is to enable us to have a sufficient number of shares of authorized and unissued common stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the board of directors, including the private placement referred to above. Having such shares available for issuance in the future will give us greater flexibility and will allow such shares to be issued as determined by the board of directors without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (1) issuances in connection with any desirable acquisitions which may be presented to Lombardia, (2) payments of stock dividends or issuances pursuant to stock splits, (3) issuances of common stock in connection with employee benefit plans, (4) issuances of common stock upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into common stock which may be outstanding from time to time and (5) issuances in connection with the private placement referred to above and other capital raising transactions.

     The authorized shares of common stock in excess of those presently issued will be available for issuance at such times and for such purposes as the board of directors may deem advisable without further action by the stockholders, except as may be required by our certificate of incorporation and applicable laws and regulations.

     The increase in authorized shares may have the result of making it more difficult for any person or group of persons to acquire control of Lombardia by expanding the ability of Lombardia to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the increase might have this effect, it has been proposed by our board of directors for the reasons set forth above and not for anti-takeover reasons. Moreover, the issuance of shares in the present private placement will result in significant dilution to the voting power and other rights of existing stockholders.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME

     Our board of directors has deemed it advisable and in the best interests of Lombardia to change our corporate name to Debt Resolve, Inc. The new name is consistent with this company's initial focus on the settlement and collection of credit card receivables and other consumer debt.

PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of common stock beneficially owned by each of our officers and directors, assuming the amendment of our certificate of incorporation increasing our authorized share capital. The number of shares of common stock listed as beneficially owned in the table below includes shares owned by any person who is known by us to beneficially own five percent or more of our common stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o Lombardia Acquisition Corp., 707 Westchester Avenue, Suite 213, White Plains, New York 10604.

                                                                                           Shares of Common Stock
                                                                                             Beneficially Owned
                                                                                       ------------------------------
                                                                                        Number of Shares   Percent
Name                              Age           Positions held with Lombardia                             of Class
----                              ---           -----------------------------          ------------------------------

James D. Burchetta                53     Co-Chairman of the Board, Director,                10,000,000       37.6%
                                         President and Chief Executive Officer

Charles S. Brofman                46     Co-Chairman of the Board and Director              10,000,000       37.6%

Michael S. Harris                 53     Executive Vice President, General Counsel,          2,500,000        9.4%
                                         Secretary and Director

Danilo Cacciamatta                57     Executive Vice President, Chief Financial           1,309,000        4.9%
                                         Officer, Treasurer and Director

Lawrence E. Dwyer, Jr.            59     Director                                            1,000,000        3.8%

All directors and executive                                                                 24,809,000       93.3%
officers as a group (5
persons)

EFFECTIVENESS OF ACTIONS

     Both the increase in the authorized number of our shares of common stock and the change of our corporate name will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which will occur promptly after the date of mailing of this information statement.

                                      By Order of the Board of Directors,

                                      Danilo Cacciamatta

                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer

                                      April 17, 2003

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           LOMBARDIA ACQUISITION CORP.
                            (a Delaware Corporation)


         The undersigned, James D. Burchetta, hereby certifies that:


     1. He is the Co-Chairman of the Board, President and Chief Executive Officer of Lombardia Acquisition Corp. (the "Corporation"), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

     2. The present name of the Corporation is "Lombardia Acquisition Corp." The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 21, 1997.

     3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     4. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE I

                               Name of Corporation

     The name of this corporation is Debt Resolve, Inc."

     5. Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE IV

                            Authorized Capital Stock

          This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this ____ day of April 2003.



                                       By:________________________
                                          James D. Burchetta
                                          Co-Chairman of the Board,
                                          President and Chief Executive Officer